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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 1, 2004

                         KANEB PIPE LINE PARTNERS, L.P.

               (Exact name of registrant as specified in charter)


       Delaware                        001-10311                 75-2287571
(State of Incorporation)          (Commission File No.)       (I.R.S. Employer
                                                             Identification No.)



                          2435 North Central Expressway
                             Richardson, Texas 75080
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (972) 699-4062


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Item 7. Financial Statements and Exhibits.

          Exhibit.

          99.1 Press Release dated November 1, 2004, reporting financial results for the three and nine months ended September 30, 2004.


Item 12. Results of Operations and Financial Condition and Exhibit

     A press release issued by Kaneb Pipe Line Partners, L.P. (the "Registrant") and Kaneb Services LLC on November 1, 2004 regarding financial results for the three and nine months ended September 30, 2004 is attached hereto as Exhibit 99.1, and excluding the final paragraph thereof, is incorporated herein by reference. This information is not deemed to be "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

     The earnings release of the Registrant includes disclosure of EBITDA and reconciles EBITDA to income before cumulative effect of change in accounting principle. EBITDA is used as a supplemental financial measure to assess: (a) the ability of assets to generate cash sufficient to pay interest costs and make cash distributions to unitholders, (b) the financial performance of assets and
(c) the appropriateness of the purchase price of assets being considered for acquisition. As such, this supplemental financial measure provides a basis for investors and management to assess and measure performance over time and in relation to entities who own similar assets. Moreover, the Registrant's revolving credit agreement requires it to use EBITDA in calculating financial ratios. Although EBITDA is used as a supplemental financial measure to assess the Registrant's ability to generate cash sufficient to pay interest costs and make cash distributions to unitholders as noted above, the amount of cash available for such payments is also subject to the Registrant's ability to reserve cash for other uses, such as debt repayments, capital expenditures and operating activities.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         KANEB PIPE LINE PARTNERS, L.P.

                                         By: Kaneb Pipe Line Company LLC,
                                             as General Partner



Dated November _____, 2004                   //s//   HOWARD C. WADSWORTH
                                        ----------------------------------------
                                        Howard C. Wadsworth
                                        Vice President, Treasurer and Secretary